Exhibit 10.10
BAUSCH HEALTH COMPANIES INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

    This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of September 1, 2021 by and between Bausch Health Companies Inc., a Canadian corporation (the “Company”), and Robert Spurr, an individual (the “Executive”). Where the context requires, references to the Company in the Agreement (as defined below) and this Amendment shall include the Company’s subsidiaries and affiliates and any successors in interest thereto, which shall include Bausch Pharma at the time of the separation of the Bausch + Lomb business.

    WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of May 27, 2020 (the “Agreement”) and wish to amend the Agreement through this Amendment, effective as of the date hereof. Capitalized terms used herein but not defined shall have the respective meanings ascribed to such terms in the Agreement;

    WHEREAS, the Company and the Executive entered into a letter agreement dated as of November 2, 2020 setting forth certain payments and benefits payable to the Executive (the “Separation Bonus Letter”);

    WHEREAS, the Company and the Executive desire that the Separation Bonus Letter shall remain in full force in effect with its terms and shall not be amended by this Amendment;

    WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to separate the eyecare business (such business “Bausch + Lomb”) into an independent publicly traded entity from the remainder of the Company by first providing for an initial public offering of Bausch + Lomb’s stock (the “IPO”) and subsequently separating the Bausch + Lomb business from the Company (such date, the “Separation Date”);

    WHEREAS, on August 3, 2021, the Company announced that, in connection with the separation of the Bausch + Lomb business, the Executive will be appointed to the position of U.S. President of the pharmaceutical business of the Company (the “Pharma Business”), effective September 1, 2021, and, contingent and effective upon the closing of the IPO, the Executive shall cease to serve as the U.S. President of the Pharma Business and will be appointed as the U.S. President of the Company.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Company and Executive hereby agree as follows:

1.AMENDMENTS
(a)The first sentence of Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

Commencement Date; Term; Effect on Other Agreements. The employment term (the “Employment Term”) of Executive’s employment under this Agreement shall be for the period commencing on September 1, 2021 (the “Initial Commencement Date”) and shall continue through the third (3rd) anniversary of the Initial Commencement Date.

(b)The first sentence of Section 2(a) is hereby deleted and replaced in its entirety with the following:

Executive shall be employed as U.S. President of the Pharma Business effective as of the Initial Commencement Date, at which time the Executive shall report directly to the Chief Executive Officer of the Pharma Business. Contingent and effective upon the closing of the IPO, Executive shall cease to serve as the U.S. President of the Pharma Business and will be appointed as the U.S. President of the Company (the “Bausch Pharma Commencement Date”), at which time the Executive shall report directly to the Chief Executive Officer of the Company.

(c)The first sentence of Section 3(a) is hereby deleted and replaced in its entirety with the following:

Annual Compensation.

(a) Base Salary. During the Employment Term, Executive shall be paid an annual base salary of $700,000 (“Base Salary”).

(d)A new Section 4(b) is hereby added.

    Additional Compensation.

(b) One-Time Promotion Award. Effective as of the Commencement Date, Executive will receive a grant under the Plan of (i) a number of restricted stock units with a grant-date fair value equal to $250,000 and (ii) a number of stock options with a grant-date fair value equal to $250,000.

(e)Section 7(e)(1) is hereby deleted and replaced in its entirety with the following:

(e) Good Reason. Executive may terminate his employment for Good Reason (as defined below) by delivering to the Company a Notice of Termination not less than thirty (30) days prior to the termination of Executive’s employment for Good Reason and no more than one hundred fifty (150) days following the initial existence of the event or condition constituting Good Reason. The Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such thirty (30) day notice period, and Executive shall be entitled to the benefits provided in Section 9(c) hereof. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the events or conditions described in clauses (1) through (4) below during the Employment Term, without Executive’s prior written consent, which are not cured by the Company (if susceptible to cure by the Company) within thirty (30) days after the Company has received written notice from Executive within ninety (90) days of the initial existence of the event or condition constituting Good Reason specifying the particular events or conditions which constitute Good Reason and the specific cure requested by Executive.

(1) Diminution of Responsibility. (A) Any material reduction in Executive’s duties or responsibilities as (i) U.S. President of the Pharma Business between the Initial Commencement Date and the Bausch Pharma Commencement Date or (ii) U.S. President of the Company following the Bausch Pharma Commencement Date, in each case as in effect immediately prior thereto (other than a reduction where Executive is provided with other duties or responsibilities substantially comparable to Executive’s overall duties and responsibilities prior to such reduction) or (B) removal of Executive from the position of (i) U.S. President of the Pharma Business between the Initial Commencement Date and the Bausch Pharma Commencement Date or (ii) U.S. President of the Company following the Bausch Pharma Commencement Date, except, in each of clauses (A) and (B), in connection with (1) the termination of Executive’s employment for Disability, Cause, as a result of Executive’s death or by Executive other than for Good Reason, or (2) for the avoidance of doubt, the changes in the Executive’s position and reporting relationship contemplated by Section 2(a);

(f)Section 13(b) is hereby deleted and replaced in its entirety with the following:

(b) Covenant Not to Compete. To protect the Confidential Information, Company Intellectual Property and other trade secrets of the Company, the Company and its affiliates, Executive agrees (i) during the period beginning on the Initial Commencement Date and ending on the date that is 12 months after the Separation Date (the “First Period”), not to engage in Prohibited Activities (as defined below) in any country in which the Company or any of its affiliates and, following the Separation Date, Bausch & Lomb, conducts business, or plans to conduct business, and (ii) following the expiration of the First Period, during the Employment Term and the Restricted Period (the “Second Period”), Executive agrees not to engage in Prohibited Activities in any country in which the Company or any of its affiliates conducts business, or plans to conduct business. For the purposes of this Agreement, the term “Prohibited Activities” means directly or indirectly engaging as an owner, employee, partner, member, consultant or agent of any entity that derives more than 10% of its consolidated revenue from the development, manufacturing, marketing and/or distribution (directly or indirectly) of (x) during the First Period, branded or generic prescription or non-prescription pharmaceuticals or medical devices for treatments in the fields of neurology, dermatology, gastroenterology, ophthalmology or dentistry (y) during the Second Period, branded or generic prescription or non-prescription pharmaceuticals or medical devices for treatment in the same fields as clause (x), other than ophthalmology; provided that Prohibited Activities shall not mean Executive’s investment in securities of a publicly-traded company equal to less than five (5%) percent of such company’s outstanding voting securities; and provided, further, that, for the avoidance of doubt, Executive complies with the obligations set forth in Sections 12, 13(a) and 13(c) hereof. Executive agrees that the covenants contained in this Section 13(b) are reasonable and desirable to protect the Confidential Information and Company Intellectual Property of the Company and its affiliates.

2.EFFECTIVENESS OF AMENDMENT; COUNTERPARTS

This Amendment shall become effective on the date hereof. Except as amended by the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. For the avoidance of doubt, the Separation Bonus Letter shall remain in full force and effect in accordance with its terms and shall not be amended by this amendment. This Amendment may be executed by electronic transmission (i.e., facsimile or electronically transmitted portable document (PDF) or DocuSign or similar electronic signature) and in counterparts any one of which need not contain the signature of more than one Party, but all such counterparts taken together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

THE COMPANY:
BAUSCH HEALTH COMPANIES INC.
By: /s/ Joseph C. Papa
Name: Joseph C. Papa
Title: Chairman of the Board and CEO

EXECUTIVE:
/s/ Robert Spurr
Robert Spurr